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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):     April 16, 1998

                                   JOTAN, INC.
             (Exact name of registrant as specified in its charter)


                   Florida                0-24188           59-3181162
               (State or other          (Commission        (IRS Employer
          jurisdiction                   File No.)      Identification No.)
              of incorporation)


   118 West Adams Street, Suite 900
   Jacksonville, Florida                                    32202
   (Address of principal executive offices)               (Zip Code)

   Registrant's telephone number including area code:     (904) 355-2592

                                       N/A
          (Former name or former address, if changed since last report)


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   Item 5.   Other Events.

   On April 14, 1998, the Company and the banks participating in the Company's primary credit facilities (the "Banks") entered into a Fifth Amendment to Credit Agreement (the "Fifth Amendment") whereby the Banks waived prior defaults under the Credit Agreement and agreed to defer defaulted interest payments and other scheduled interest payments through July 31, 1998 in exchange for the Company's execution of interest deferral notes. The Banks also agreed to defer scheduled principal payments until March, 1999. The Company, however, shortened the terms of loans under the Credit Agreement so that all principal and interest under loans from the Banks will be due on February 28, 2001. In addition, the Company and the Banks agreed to modifications of certain covenants contained in the Credit Agreement. The Company's working capital revolving line of credit with the Banks has been extended and renewed to meet the Company's requirements.

   As a condition to the Fifth Amendment, the Banks required Rice Partners II, L.P. ("Rice") to loan the Company's wholly owned subsidiary, Southland Container Packaging Corp. ("Southland") an additional $1,250,000 in addition to Rice's January, 1998 purchase of $250,000 of the Series B Redeemable Preferred Stock of the Company. In exchange for this loan, Southland issued to Rice its 12.5% priority senior subordinated notes (the "Priority Note"). Interest payments under the Priority Note are payable with notes ("PIK Notes") rather than cash until the Banks' debt is repaid. The Priority Note is junior to the Banks' debt but senior to the subordinated notes of Southland (the "1997 Senior Subordinated Notes") previously issued to Rice and F-Southland, L.L.C. and FF-Southland, L.P., entities associated with Franklin Street/Fairview Capital, L.L.C. ("Fairview"). In order to induce Rice to purchase the Priority Note, the Company also agreed to issue to Rice immediately exercisable warrants for the purchase (at a nominal exercise price) of 42,377,173 shares of the Company's common stock. The Company also agreed to issue to Rice similar warrants to purchase 8,475,638 shares of the Company's common stock as additional consideration for Rice's purchase of $250,000 of Series B Redeemable Preferred Stock in January, 1998. The total number of shares of common stock provided under these warrants may be reduced if a fairness opinion which has been requested from an independent financial advisor indicates that the number of shares issuable under the warrants is not fair to the Company's shareholders.

   Rice and Fairview also agreed to waive defaults under the 1997 Senior Subordinated Notes and to allow payment of defaulted and future interest payments by the issuance of PIK Notes until repayment of the Banks' debt. The Company, Southland, Rice and Fairview also agreed to amendments to financial covenants in the documents underlying the 1997 Senior Subordinated Notes consistent with the Fifth Amendment.

   Certain of the Company's major suppliers have agreed to accept non-interest bearing two year promissory notes of the Company to satisfy certain accounts payable to such vendors and to continue to supply the Company with the materials necessary for its business.

   The Company has completed its search for a new chief executive officer. Raleigh C. Minor, who has been serving as Interim Chief Executive Officer, has been employed as the Company's President and Chief Executive Officer.

   Item 7.   Financial Statements and Exhibits.


        (c)  Exhibits

        (10) Material Contracts:

             (a) Fifth Amendment to Credit Agreement dated as of April 14, 1998 among the Company, Southland Container Packaging Corp., each of the banks or other lending institutions which are signatories thereto (collectively, the "Banks") and Banque Paribas, individually as a Bank, and as agent for the Banks (the "Agent").

             (b) Priority Note Purchase Agreement dated as of April 14, 1998 between Southland Container Packaging Corp., the Company and Rice Partners II, L.P.

             (c) Priority Warrant Purchase Agreement dated as of April 14, 1998 between Jotan, Inc. and Rice Partners II, L.P.

             (d) Priority Shareholder Agreement dated as of April 14, 1998 between the Company, Rice Partners II, L.P., F-Southland, L.L.C., FF-Southland, L.P. and F-Jotan, L.L.C.

             (e) Amendment No. 3 to Note Purchase Agreement dated as of April 14, 1998 between Southland Container Packaging Corp., the Company, Rice Partners II, L.P., F-Southland, L.L.C., and FF-Southland, L.P.

             (f) Amended and Restated Second Supplemental Preferred Stock and Warrant Purchase Agreement dated as of April 14, 1998 between the Company, Rice Partners II, L.P., F-Southland, L.L.C., FF-Southland, L.P., F-Jotan, L.L.C. and Shea E. Ralph.

             (g) Amended and Restated Second Supplemental Shareholder Agreement dated as of April 14, 1998 between the Company, Rice Partners II, L.P., F-Southland, L.L.C., FF-Southland, L.P., F-Jotan, L.L.C. and Shea E. Ralph.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 JOTAN, INC.
                                 (Registrant)


   May 1, 1998                   By:  /s/ Edward L. Lipscomb
                                      ______________________________________
                                      Edward L. Lipscomb
                                      Vice President and Chief Financial
                                         Officer